                                                                     EXHIBIT  11

                            AUTOMATIC DATA PROCESSING, INC
                                   AND SUBSIDIARIES
                          CALCULATION OF EARNINGS PER SHARE
                       (In thousands, except per share amounts)

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

                                                                                    YEAR ENDED JUNE 30,
                                                           --------------------------------------------------------------------
                                                             1997           1996           1995           1994           1993
                                                           --------       --------       --------       --------       --------
PRIMARY EARNINGS PER SHARE:
Earnings before cumulative effect of accounting changes    $513,500       $454,700       $394,830       $334,120       $294,200
Cumulative effect of accounting changes                           -              -              -         (4,800)             -
                                                           --------       --------       --------       --------       --------
Net earnings applicable to common shares                   $513,500       $454,700       $394,830       $329,320        294,200
                                                           ========       ========       ========       ========       ========

Average number of common shares outstanding                 290,990        288,967        285,112        281,780        282,654
                                                           ========       ========       ========       ========       ========

Primary earnings per share
 before cumulative effect of accounting changes               $1.76          $1.57          $1.38          $1.19          $1.04
Cumulative effect of accounting changes                           -              -              -         (0.02)              -
                                                              -----          -----          -----          -----          -----
Primary earnings per share                                    $1.76          $1.57          $1.38          $1.17          $1.04
                                                              =====          =====          =====          =====          =====
FULLY DILUTED EARNINGS PER SHARE:
Net earnings used in primary earnings per share            $513,500       $454,700       $394,830       $334,120       $294,200
Adjustment for interest (net of tax) -
 Zero coupon convertible subordinated
   notes (5 1/4% yield)                                      11,302         11,703         11,330         10,075          9,409
                                                           --------       --------       --------       --------       --------

Net earnings used for fully diluted earnings per share
 before cumulative effect of accounting changes            $524,802       $466,403       $406,160       $344,195       $303,609
Cumulative effect of accounting changes                           -              -              -         (4,800)            -
                                                           --------       --------       --------       --------       --------
Net earnings used for fully diluted earnings per share     $524,802       $466,403       $406,160       $339,395       $303,609
                                                           ========       ========       ========       ========       ========

Average number of shares outstanding on a fully
  diluted basis:
Shares used in calculating primary earnings per share       290,990        288,967        285,112        281,780        282,654
Diluted effect of all stock options outstanding after
 application of treasury stock method                         6,805          6,483          5,836          5,382          5,962
Shares assumed to be issued upon conversion of Debentures-
 Zero coupon convertible subordinated
 notes (5 1/4% yield)(1)                                      9,686         10,360         10,402         10,402         10,402
                                                           --------       --------       --------       --------       --------
Average number of shares outstanding on a fully
  diluted basis                                             307,481        305,810        301,350        297,564        299,018
                                                           ========       ========       ========       ========       ========

Fully diluted earnings per share before cumulative
 effect of accounting changes                                 $1.71          $1.53          $1.35          $1.16          $1.02
Cumulative effect of accounting changes                           -              -              -          (0.02)             -
                                                              -----          -----          -----          -----          -----

Fully diluted earnings per share                              $1.71          $1.53          $1.35          $1.14          $1.02
                                                              =====          =====          =====          =====          =====
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(1) Assumed converted at the beginning of periods reported.